Exhibit 99.1

LUMINEX CORPORATION REPORTS FOURTH QUARTER AND FULL-YEAR
2018 FINANCIAL RESULTS

AUSTIN, Texas (February 4, 2019) - Luminex Corporation (Nasdaq: LMNX) today announced financial results for the fourth quarter of 2018. Financial and operating highlights for the quarter and full-year include:

•
On December 31, 2018, the Company closed the acquisition of EMD Millipore Corporation’s flow cytometry portfolio for $69.9 million in cash, plus approximately $5.1 million in committed inventory purchases.

•
Fourth quarter and full-year 2018 consolidated revenue were $81.1 million and $315.8 million, increases of 4% and 3%, respectively, compared to the fourth quarter and full-year 2017. Excluding sales to LabCorp, total revenue increased 22% and 9% for the fourth quarter and full-year, respectively.

•
Assay revenues were $37.0 million and $156.7 million for the quarter and full-year ended December 31, 2018, a 12% decrease and 1% increase over assay revenue for the fourth quarter and full-year of 2018, respectively. Similarly, excluding sales to LabCorp, assay revenue increased 22% and 14% for the fourth quarter and full year 2018, respectively.

•	Royalty revenue of approximately $49.3 million reflects approximately $532 million of royalty-bearing end user sales on our technology for 2018, a 6% increase over 2017.

•	Placed 60 sample-to-answer molecular systems under contract during the fourth quarter of 2018. Active sample-to-answer customers are nearing 600.

•
Sample-to-answer utilization per VERIGENE® customer grew approximately 10%, to over $109,000 from $100,000 in the prior year quarter; and utilization per ARIES® customer grew approximately 14%, to approximately $53,000 from $47,000 in the prior-year quarter.

•	268 multiplexing analyzers were shipped during the quarter; a combination of MAGPIX® systems, LX systems, and FLEXMAP 3D® systems.

•
Fourth quarter GAAP net loss was $2.3 million, or a loss of $0.05 per diluted share, primarily driven by the departure of LabCorp Women’s Health and the closing of the transaction with Millipore/Sigma. Non-GAAP net income was $1.7 million, or earnings of $0.04 per diluted share (see Non-GAAP reconciliation).

“2018 was an extremely good year for Luminex, and we are encouraged by the Company’s execution across all aspects of our business”, said Nachum “Homi” Shamir, President & CEO. “We expect 2019 to be a transitional year while we further adjust to the departure of LabCorp and the inclusion of Millipore’s flow cytometry business” continued Shamir. “We will continue to build Luminex, both organically and through targeted acquisitions, to be a meaningful presence in the Life Science marketplace; we are primed to return Luminex to a double-digit growth rate by 2020.”

REVENUE SUMMARY
(in thousands, except percentages)

	Three Months Ended
	December 31,		Variance
	2018	2017	($)	(%)
	(unaudited)

System sales	$10,209	$10,342	$(133)	(1)%
Consumable sales	15,678	10,005	5,673	57%
Royalty revenue	13,507	11,329	2,178	19%
Assay revenue	36,952	41,830	(4,878)	(12)%
Service revenue	3,225	2,876	349	12%
Other revenue	1,562	1,817	(255)	(14)%
	$81,133	$78,199	$2,934	4%

	Twelve Months Ended
	December 31,		Variance
	2018	2017	($)	(%)
	(unaudited)

System sales	$39,986	$38,651	$1,335	3%
Consumable sales	50,144	49,319	825	2%
Royalty revenue	49,394	44,704	4,690	10%
Assay revenue	156,714	154,907	1,807	1%
Service revenue	12,159	11,470	689	6%
Other revenue	7,421	7,520	(99)	(1)%
	$315,818	$306,571	$9,247	3%

FINANCIAL OUTLOOK AND GUIDANCE

The Company intends to provide annual revenue guidance, to be updated, as appropriate, at each quarterly reporting period. Luminex announces its 2019 annual revenue guidance range to be between $337 million and $343 million. The Company anticipates first quarter 2019 revenue to be between $82 million and $84 million.

CONFERENCE CALL

Management will host a conference call at 3:30 p.m. CST / 4:30 p.m. EST, Monday, February 4, 2019 to discuss the operating highlights and financial results for the fourth quarter 2018 ended December 31, 2018. The conference call will be webcast live and may be accessed at Luminex Corporation’s website at http://www.luminexcorp.com. Simply log on to the web at the address above, go to the Company section and access the Investor Relations link. Please go to the website at least 15 minutes prior to the call to register, download and install any necessary audio/video software. If you are unable to participate during the live webcast, the call will be archived for six months on the website using the ‘replay’ link.

ABOUT LUMINEX CORPORATION

At Luminex, our mission is to empower labs to obtain reliable, timely, and actionable answers, ultimately advancing health. We offer a wide range of solutions applicable in diverse markets including clinical diagnostics, pharmaceutical drug discovery, biomedical research, genomic and proteomic research, biodefense research, and food safety. We accelerate reliable answers while simplifying complexity and deliver certainty with a seamless experience. To learn more about Luminex, please visit us at http://www.luminexcorp.com.

Statements made in this release that express Luminex’s or management's intentions, plans, beliefs, expectations or predictions of future events are forward-looking statements. Forward-looking statements in this release include statements regarding expected revenue and cost savings and projected 2019 performance, including revenue guidance. The words "believe," "expect," "intend," "estimate," "anticipate," "will," "could," "should" and similar expressions are intended to further identify such forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995.  It is important to note that the Company's actual results or performance could differ materially from those anticipated or projected in such forward-looking statements.  Factors that could cause Luminex’s actual results or performance to differ materially include risks and uncertainties relating to, among others, concentration of Luminex’s revenue in a limited number of direct customers and strategic partners, some of which may be experiencing decreased demand for their products utilizing or incorporating Luminex’s technology, budget or finance constraints in the current economic environment, or periodic variability in their purchasing patterns or practices as a result of internal resource planning challenges; market demand and acceptance of Luminex’s products and technology, including ARIES®, MultiCode®, xMAP®, VERIGENE®, Guava®, Muse®, Amnis® and NxTAG® products; Luminex’s ability to scale manufacturing operations and manage operating expenses, gross margins and inventory levels; Luminex’s ability to obtain and enforce intellectual property protections on Luminex’s products and technologies; the impact on Luminex’s growth and future results of operations with respect to the loss of the LabCorp women’s health business; Luminex’s ability to successfully launch new products in a timely manner; dependence on strategic partners for development, commercialization and distribution of products; risks and uncertainties associated with implementing Luminex’s acquisition strategy, Luminex’s challenge to identify acquisition targets, including Luminex’s ability to obtain financing on acceptable terms; Luminex’s ability to integrate acquired companies or selected assets, including the Flow-Cytometry assets recently acquired from Millipore Sigma, into Luminex’s consolidated business operations, and the ability to fully realize the benefits of Luminex’s acquisitions; the timing of and process for regulatory approvals; competition and competitive technologies utilized by Luminex’s competitors; fluctuations in quarterly results due to a lengthy and unpredictable sales cycle; fluctuations in bulk purchases of consumables; fluctuations in product mix, and the seasonal nature of some of Luminex’s assay products; Luminex’s ability to comply with applicable laws, regulations, policies and procedures; the impact of the ongoing uncertainty in global finance markets and changes in governmental and governmental agency funding, including effects on the capital spending policies of Luminex’s partners and end users and their ability to finance purchases of Luminex’s products; changes in principal members of Luminex’s management staff; potential shortages, or increases in costs, of components or other disruptions to Luminex’s manufacturing operations; Luminex’s increasing dependency on information technology to improve the effectiveness of Luminex’s operations and to monitor financial accuracy and efficiency; the implementation, including any modification, of Luminex’s strategic operating plans; the uncertainty regarding the outcome or expense of any litigation brought against or initiated by Luminex; risks relating to Luminex’s foreign operations, including fluctuations in exchange rates, tariffs, customs and other barriers to importing/exporting materials and products in a cost effective and timely manner; difficulties in accounts receivable collections; Luminex’s ability to monitor and comply with foreign and international laws and treaties; and Luminex’s ability to comply with changes in international taxation policies; budget or finance constraints in the current economic environment, or periodic variability in their purchasing patterns or practices as a result of material resource planning challenges; reliance on third party distributors for distribution of specific Luminex-developed and manufactured assay products, as well as the risks discussed under the heading "Risk Factors" in Luminex’s Reports on Forms 10-K and 10-Q, as filed with the Securities and Exchange Commission.  The forward-looking statements, including the financial guidance and 2019 outlook, contained herein represent the judgment of Luminex as of the date of this press release, and Luminex expressly disclaims any intent, obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in Luminex’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

LUMINEX CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31,	December 31,
	2018	2017
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$76,441	$127,112
Accounts receivable, net	53,396	40,648
Inventories, net	63,250	49,478
Prepaids and other	9,657	7,403
Total current assets	202,744	224,641
Property and equipment, net	66,288	58,258
Intangible assets, net	105,148	75,985
Deferred income taxes	21,470	37,552
Goodwill	118,127	85,481
Other	11,398	8,599
Total assets	525,175	490,516
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$14,504	$14,537
Accrued liabilities	26,772	25,990
Deferred revenue	10,099	4,721
Total current liabilities	51,375	45,248
Deferred revenue	1,079	1,498
Other	5,065	5,863
Total liabilities	57,519	52,609
Stockholders' equity:
Common stock	44	43
Additional paid-in capital	365,349	350,834
Accumulated other comprehensive loss	(1,127)	(625)
Retained earnings	103,390	87,655
Total stockholders' equity	467,656	437,907
Total liabilities and stockholders' equity	$525,175	$490,516

LUMINEX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
	(unaudited)		(unaudited)

Revenue	$81,133	$78,199	$315,818	$306,571
Cost of revenue	32,792	27,819	120,327	107,525
Gross profit	48,341	50,380	195,491	199,046
Operating expenses:
Research and development	13,170	10,367	47,164	45,717
Selling, general and administrative	32,036	28,717	111,816	107,322
Amortization of acquired intangible assets	2,167	2,166	8,665	8,854
Total operating expenses	47,373	41,250	167,645	161,893
Income from operations	968	9,130	27,846	37,153
Other income, net	—	2	465	(4)
Income before income taxes	968	9,132	28,311	37,149
Income tax expense	(3,263)	(12,097)	(9,803)	(7,726)
Net income	$(2,295)	$(2,965)	$18,508	$29,423

Net income attributable to common stock holders
Basic	$(2,257)	$(2,915)	$18,196	$28,894
Diluted	$(2,258)	$(2,915)	$18,197	$28,894

Net income per share attributable to common stock holders
Basic	$(0.05)	$(0.07)	$0.42	$0.67
Diluted	$(0.05)	$(0.07)	$0.41	$0.67

Weighted-average shares used in computing net income per share
Basic	43,867	43,357	43,727	43,173
Diluted	44,563	43,524	44,291	43,300

Dividends declared per share	$0.06	$0.06	$0.24	$0.24

LUMINEX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
	(unaudited)		(unaudited)
Cash flows from operating activities:
Net income	$(2,295)	$(2,965)	$18,508	$29,423
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,937	5,762	23,674	22,641
Stock-based compensation	3,766	3,901	12,226	12,478
Deferred income tax expense	(491)	9,495	8,159	6,383
Loss on sale or disposal of assets	287	545	730	964
Other	(83)	252	(1,369)	1,531
Changes in operating assets and liabilities:
Accounts receivable, net	(11,192)	(4,213)	(1,569)	(8,265)
Inventories, net	(1,243)	(3,351)	(6,827)	(8,668)
Other assets	1,424	2,678	(3,319)	(83)
Accounts payable	1,712	6,332	4	1,798
Accrued liabilities	6,543	5,151	103	14
Deferred revenue	(74)	(516)	579	(785)
Net cash provided by operating activities	4,291	23,071	50,899	57,431
Cash flows from investing activities:
Purchase of property and equipment	(7,028)	(4,252)	(21,292)	(14,635)
Proceeds from sale of assets	2	61	2	62
Business acquisition consideration, net of cash acquired	(65,381)	—	(65,381)	—
Issuance of note receivable	—	(700)	(1,000)	(1,400)
Purchase of investment	—	—	(1,782)	(1,000)
Acquired technology rights	—	(80)	(4,000)	(140)
Net cash used in investing activities	(72,407)	(4,971)	(93,453)	(17,113)
Cash flows from financing activities:
Proceeds from employee stock plans and issuance of common stock	588	1,072	4,570	4,305
Shares surrendered for tax withholding	(278)	(226)	(2,312)	(2,350)
Dividends	(2,676)	(2,648)	(10,654)	(7,930)
Net cash used in financing activities	(2,366)	(1,802)	(8,396)	(5,975)
Effect of foreign currency exchange rate on cash	29	(97)	279	(683)
Change in cash and cash equivalents	(70,453)	16,201	(50,671)	33,660
Cash and cash equivalents, beginning of period	146,894	110,911	127,112	93,452
Cash and cash equivalents, end of period	$76,441	$127,112	$76,441	$127,112

LUMINEX CORPORATION
NON-GAAP RECONCILIATION
(in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
	(unaudited)		(unaudited)

Reported Net Income	$(2,295)	$(2,965)	$18,508	$29,423
Acquisition related costs	2,499	—	2,732	—
Severance & costs associated with legal proceedings	221	1,265	522	2,270
Income tax effect of above adjusting items	(526)	(208)	(737)	(458)
Income tax effect from discrete tax items	1,796	10,597	412	(1,826)
Adjusted Net Income	$1,695	$8,689	$21,437	$29,409

Adjusted net income per share, basic	$0.04	$0.20	$0.49	$0.68
Shares used in computing adjusted net income per share, basic	43,867	43,357	43,727	43,173
Adjusted net income per share, diluted	$0.04	$0.20	$0.48	$0.68
Shares used in computing adjusted net income per share, diluted	44,563	43,524	44,291	43,300

The Company makes reference in this release to “non-GAAP net income” which excludes costs associated with legal proceedings, acquisition costs, severance costs, and the impact of restructuring costs; some of which are unpredictable and can vary significantly from period to period; and certain other recurring and non-recurring expenses. The Company believes that excluding these items and their related tax effects from its financial results reflects operating results that are more indicative of the Company’s ongoing operating performance while improving comparability to prior periods, and, as such may provide investors with an enhanced understanding of the Company’s past financial performance and prospects for the future. In addition, the Company’s management uses such non-GAAP measures internally to evaluate and assess its core operations and to make ongoing operating decisions. This information is not intended to be considered in isolation or as a substitute for income from operations, net income, net income per share or expense information prepared in accordance with GAAP.

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